Exhibit 99.1

BIONIK Laboratories Third Quarter Fiscal 2019 Financial Results Feature 256% Increase in Sales

TORONTO and BOSTON (February 11, 2019) – BIONIK Laboratories Corp. (OTCQB: BNKL) ("BIONIK" or the "Company"), a robotics company focused on providing rehabilitation and assistive technology solutions to individuals with neurological and mobility challenges from hospital to home, today announced financial results for the third quarter of fiscal year 2019, ended December 31, 2018.

Corporate highlights for the third fiscal quarter and recent weeks include:

•	Entered into a multi-year agreement with Kindred Hospital Rehabilitation Services for multiple units of the Company's InMotion ARM™ robotic system.
•	Announced the commercial launch of the newest generation InMotion ARM/HAND™ robotic system for clinical rehabilitation of stroke survivors and those with mobility impairments due to neurological conditions to further address hand related mobility issues.
•	Completed the transition to outsourcing of the production of this newest generation InMotion ARM/HAND™ robotic system, as well as the InMotion ARM™, to our manufacturing partner Cogmedix, in Massachusetts.
•	The RATULS (Robot Assisted Training for the Upper Limb after Stroke) team announced that they have now completed study recruitment with a total of 770 patients participating in the trial (https://research.ncl.ac.uk/ratuls/news/), and results of the study are expected to be available later in 2019.
•	Continued development of an InMotion Home product, which is based on the same clinical concepts, clinical data and rehabilitation protocols as the professional products.
•	Continued development of a lower-limb assistive exoskeleton for individuals with impaired mobility through a previously announced manufacturing partnership with Wistron Corporation.

Financial highlights for the third quarter of fiscal 2019 and recent weeks include:

•	Reported sales of $930,257, up 256% over $260,960 in the prior-year quarter.
•	Sold nine InMotion robots, compared with three in the prior-year quarter and seven in the second quarter of fiscal 2019 for a total of 21 fiscal year-to-date.
•	Increased sales of service contracts and warranties, which are building our deferred revenue base for consistent future service revenues, represented over 15% in Q3 fiscal year 2019.
•	Invested just over $1.7 million in finished goods and long lead time inventory to support expected upcoming requirements from identified target customers.

•	Raised $3,150,000 in convertible indebtedness during the quarter, which will be converted into shares by March 28, 2019, including $300,000 from the company’s Chairman. Another set of convertible promissory loans were issued for $1,500,000 in the recent weeks, including $750,000 from a Company Director.
•	Effected a 1-for-150 reverse stock split on October 29, 2018 as part of planned application to uplist on the Nasdaq exchange.

Management Commentary

Commenting on the quarter, Eric Dusseux, M.D., BIONIK’s Chief Executive Officer, said, “We continued on an upward sales trajectory during the fiscal third quarter and are very pleased with the direction BIONIK is taking. The quarter was highlighted by important achievements that bode well for continued business success. We sold nine InMotion systems during the quarter, compared with seven in the second quarter and five in the first quarter. These results are indicative of our superior product offering, improved operational effectiveness and demonstrate the ultimate value we provide to clinical providers and their patients.

“The signing of a multi-year, multi-site agreement with Kindred Hospital Rehabilitation Services was a watershed event for us. Kindred is a very large healthcare system with more than $3 billion in annual revenues. Among its nearly 2,000 locations in the U.S., there are 22 inpatient rehabilitation hospitals (stand alone), 98 inpatient rehabilitation units (hospital-based) and contract rehabilitation service businesses that served 1,689 non-affiliated sites of service. We began installing InMotion robots in December and will continue installations at the inpatient rehabilitation hospitals and potentially other rehabilitation facilities over the next four years. We hope that Kindred will be the first of many such large contracts we secure.

“Last month we launched our newest generation InMotion ARM/HAND™ robotic system at the American Physical Therapy Association Combined Sections Meeting in Washington, D.C.,” Dr. Dusseux added. “This next-generation system offers enhanced functionality to support clinical rehabilitation of stroke survivors and those with mobility impairments due to neurological conditions by further addressing hand related mobility issues, and we are very pleased with the reception we received at our booth.”

BIONIK continues to expect to achieve the following milestones during the remainder of fiscal year 2019:

•	Continue to expand sales channels in North America and abroad.
•	Further develop InMotion robotic products to serve clinical rehabilitation providers and to provide home based solutions for extended rehabilitation therapy and mobility enhancement.
•	Enhance the effectiveness of our commercial outsourced manufacturing to support the expected increase in product demand and introduction of new products.
•	Increase sales of service contracts and warranties.

Third Quarter Financial Results

Sales for the quarter ended December 31, 2018 were $930,257, compared with $260,960 for the quarter ended December 31, 2017. The increase reflects the sale of nine InMotion robots during the third quarter of fiscal 2019, compared with three robots in the prior-year quarter. In addition, deferred revenue, comprised of training to be provided and extended warranties, increased to $285,140 at December 31, 2018 from $122,667 at March 31, 2018. Extended warranties and training are important and growing parts of the Company’s business.

Gross margin for the three and nine months ended December 31, 2018 was $479,953 and $891,135 or 51.6% and 45.0% compared to $172,603 and $392,845 or 66.1% and 68.9% for the three and nine months ended December 31, 2017. The high gross margin percentages reported for the periods in the previous fiscal year are due to the cost of the units only including direct material costs required for those specific shipments. The third quarter gross margin of 51.6% on sales of nine units is significantly higher than the 29.7% on sales of seven units in the second quarter of this fiscal year ended September 30, 2018. The third quarter gross margin was reduced by 5.1% due to a $47,772 write-off of obsolete inventory for prior versions of the company’s robots.

The Company reported a comprehensive loss for the quarter ended December 31, 2018 of $(2,384,163), or a loss per share of $(0.91), compared with a comprehensive loss of $(2,580,759), or a loss per share of $(3.80), for the quarter ended December 31, 2017. The lower loss is principally due to other expenses of $270,453 that decreased due to less interest expense for loans in the current period.

BIONIK had cash and cash equivalents of $375,133 as of December 31, 2018, compared with $507,311 as of March 31, 2018. The Company’s working capital deficit was $(2,236,228) as of December 31, 2018, compared with a deficit of $(6,711,941) as of March 31, 2018. The working capital deficit at March 31, 2018 was related to the reclassification of unissued shares, options and warrants at fair value due to insufficient number of authorized shares totalling $5,692,853. The decrease in net working capital deficit is due to the reversal of this liability subsequent to March 31, 2018 as well as the increased receivables and investment in manufacturing inventory at December 31, 2018.

About BIONIK Laboratories Corp.

BIONIK Laboratories is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and four products in varying stages of development.

For more information, please visit www.BIONIKlabs.com and connect with us on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "should," "would," "will," "could," "scheduled," "expect," "anticipate," "estimate," "believe," "intend," "seek," or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons and other robotic rehabilitation products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, pipeline of potential sales, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the market and projected market for our existing and planned products and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the inability to meet the Nasdaq listing standards, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Media contact:

Matt Bretzius

FischTank Marketing and PR

matt@fischtankpr.com

Investor contact:

Kim Golodetz

LHA Investor Relations

212-838-3777

Kgolodetz@lhai.com

Bionik Laboratories Corp.

Condensed Consolidated Interim Balance Sheets

(Amounts expressed in US Dollars)

	As at	As at
	December 31,	March 31,
	2018	2018
	(Unaudited)	(Audited)
	$	$
Assets
Current
Cash and cash equivalents	375,133	507,311
Accounts receivable, net of allowance for doubtful accounts of $25,695 (March 31, 2018 - $19,694)	1,521,109	212,730
Prepaid expenses and other receivables	1,831,956	433,655
Inventories	335,606	237,443
Due from related parties	17,989	18,897
Total Current Assets	4,081,793	1,410,036
Equipment	135,842	159,961
Technology and other assets	4,497,037	4,706,719
Goodwill	22,308,275	22,308,275
Total Assets	31,022,947	28,584,991

Liabilities and Shareholders' Equity
Current
Accounts payable	1,394,452	724,673
Accrued liabilities	1,099,570	1,529,505
Customer advances	-	800
Demand loans	-	51,479
Convertible loans	3,538,859	-
Deferred revenue	285,140	122,667
Shares to be issued, stock options and warrants	-	5,692,853
Total Current Liabilities	6,318,021	8,121,977
Shareholders' Equity
Preferred Stock, par value $0.001; Authorized - 10,000,000; Special Voting Preferred Stock, par value
$0.001 - Authorized, issued and outstanding - 1 (March 31, 2018 – 1)	-	-
Common Shares, par value $0.001; Authorized - 500,000,000 (March 31, 2018 – 250,000,000); Issued
and outstanding - 2,337,964 and 273,574 Exchangeable Shares (March 31, 2018 – 1,368,856 and
295,146 Exchangeable Shares)	2,611	1,664
Additional paid in capital	67,570,756	56,195,541
Deficit	(42,910,590)	(35,776,340)
Accumulated other comprehensive income	42,149	42,149
Total Shareholders' Equity	24,704,926	20,463,014
Total Liabilities and Shareholders' Equity	31,022,947	28,584,991

Bionik Laboratories Corp.

Condensed Consolidated Interim Statements of Operations and Comprehensive Loss for the three and nine month periods ended December 31, 2018 and 2017 (unaudited)

(Amounts expressed in U.S. Dollars)

	Three months	Nine months	Three months	Nine months
	ended December 31,	ended December 31,	ended December 31,	ended December 31,
	2018	2018	2017	2017
	$	$	$	$
Sales	930,257	1,978,675	260,960	570,327
Cost of Sales	450,304	1,087,540	88,357	177,482
Gross Margin	479,953	891,135	172,603	392,845

Operating expenses
Sales and marketing	515,439	1,485,423	432,260	1,313,077
Research and development	779,283	2,135,075	546,350	1,947,659
General and administrative	1,022,024	2,932,980	783,784	2,916,917
Share-based compensation expense	191,634	1,226,374	271,001	1,284,257
Amortization	69,314	209,682	76,985	246,920
Depreciation	15,969	50,190	21,234	69,606
Total operating expenses	2,593,663	8,039,724	2,131,614	7,778,436

Other (income) expenses
Foreign exchange	(47,709)	(116,715)	(11,485)	102,671
Accretion expense	316,642	2,421,060	216,302	290,375
Fair value adjustment	-	(337,923)	-	-
Gain on mark to market revaluation	-	(2,048,697)	-	-
Other expense	1,520	61,652	416,931	657,999
Total other expenses (income)	270,453	(20,623)	621,748	1,051,045
Net loss and comprehensive loss for the period	(2,384,163)	(7,127,966)	(2,580,759)	(8,436,636)

Loss per share - basic and diluted	(0.91)	(3.14)	(3.80)	(12.74)

Weighted average number of shares outstanding – basic	2,611,538	2,267,906	678,631	662,237
Weighted average number of shares outstanding – diluted	2,611,538	2,267,906	678,631	662,237

Bionik Laboratories Corp.

Condensed Consolidated Interim Statements of Cash Flows

For the nine month periods ended December 31, 2018 and 2017 (unaudited)

(Amounts expressed in U.S. Dollars)

	Nine months ended	Nine months ended
	31-Dec-18	31-Dec-17
	$	$
Operating activities
Net loss for the period	(7,127,966)	(8,436,636)
Adjustment for items not affecting cash
Depreciation	50,190	69,606
Amortization	209,682	246,920
Interest expense	129,933	640,168
Share based compensation expense	1,226,374	1,284,257
Shares issued for services	-	60,000
Accretion expense	2,421,060	290,375
Fair value adjustment	(337,923)	-
Gain on mark to market revaluation	(2,048,697)	-
Allowance for doubtful accounts	6,001	(16,349)
	(5,471,346)	(5,861,659)
Changes in non-cash working capital items
Accounts receivable	(1,314,380)	93,680
Prepaid expenses and other receivables	(1,398,301)	83,003
Due from related parties	908	(643)
Inventories	(98,163)	(74,165)
Accounts payable	669,779	10,104
Accrued liabilities	(429,935)	639,568
Customer advances	(800)	(120,762)
Deferred revenue	162,473	15,177
Net cash (used in) operating activities	(7,879,765)	(5,215,697)
Investing activities
Acquisition of equipment	(26,071)	(17,182)
Net cash (used in) investing activities	(26,071)	(17,182)
Financing activities
Proceeds from convertible loans	7,826,633	4,699,975
Proceeds on exercise of warrants	-	1,125,038
Repayment of promissory notes principal	-	(200,000)
Repayment of promissory notes interest	-	(49,505)
Repayment of demand notes principal	(50,000)	(208,359)
Repayment of demand notes interest	(2,975)	(79,259)
Proceeds from short term loan	-	400,000
Net cash provided by financing activities	7,773,658	5,687,890
Net decrease in cash and cash equivalents for the period	(132,178)	455,011
Cash and cash equivalents, beginning of period	507,311	543,650
Cash and cash equivalents, end of period	375,133	998,661

The Financial Statements have been adjusted to retroactively reflect the 150-to-1 reverse stock split effected on October 29, 2018.

The above financial information has been derived from the Company's interim unaudited consolidated financial statements as of December 31, 2018 filed on Form 10-Q with the SEC on February 11, 2019 and the Company’s audited consolidated financial statements as of and for the fiscal year ended March 31, 2018 found in the Company's Annual Report on Form 10-K filed with the SEC on June 27, 2018.

The Company will require additional financing this year to fund its operations and is currently working on securing this funding through corporate collaborations, public or private equity offerings and/or debt financings, and its financial statements include a going concern notice.

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